As filed with the Securities and Exchange Commission on November 19, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	6035	46-0418532
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

HF Financial Corp.

225 South Main Avenue

Sioux Falls, SD 57104

(605) 333-7556

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darrel L. Posegate

Executive Vice President, Chief Financial Officer and Treasurer

HF Financial Corp.

225 South Main Avenue

Sioux Falls, SD 57104

(605) 333-7556

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joseph T. Kinning, Esq.	Daniel O’Rourke, Esq.
Fulbright & Jaworski L.L.P.	Jennifer Durham King, Esq.
2100 IDS Center	Vedder Price P.C.
80 South Eighth Street	222 North LaSalle Street
Minneapolis, MN 55402-2112	Chicago, Illinois 60601
(612) 321-2800	(312) 609-7500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-162018

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee
Common Stock, par value $0.01 per share	287,500 shares	$8.00	$2,300,000	$128.34

(1)                                  Includes 37,500 shares that the underwriter has the option to purchase to cover over-allotments, if any.

(2)                                  Based upon public offering price.

(3)                                  In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-162018), as amended, is hereby registered.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b)

under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of HF Financial Corp., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-162018), initially filed by the Company on September 18, 2009 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 19, 2009, are incorporated in this Registration Statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on November 20, 2009); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than November 20, 2009.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in the Company’s Registration Statement on Form S-1, as amended (File No. 333-162018), are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit Number	Exhibit Title
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
24.1*	Power of Attorney

*              Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-162018) filed with the Commission on September 18, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Sioux Falls, state of South Dakota, on November 19, 2009.

HF FINANCIAL CORP.

By:	/s/ CURTIS L. HAGE
Curtis L. Hage, Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ CURTIS L. HAGE	Chairman, President and Chief	November 19, 2009
	Curtis L. Hage	Executive Officer (Principal
Executive and Operating Officer)

	/s/ DARREL L. POSEGATE	Executive Vice President, Chief	November 19, 2009
	Darrel L. Posegate	Financial Officer and Treasurer
(Principal Financial and Accounting
Officer)

	*	Director	November 19, 2009
Thomas L. Van Wyhe

	*	Director	November 19, 2009
Curtis J. Bernard

	*	Director	November 19, 2009
Charles T. Day

	*	Director	November 19, 2009
Robert L. Hanson

	*	Director	November 19, 2009
William G. Pederson

	*	Director	November 19, 2009
Christine E. Hamilton

*By:	/s/ CURTIS L. HAGE
Curtis L. Hage, Chairman, President
and Chief Executive Officer

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Exhibit Index

Exhibit Number	Exhibit Title
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
24.1*	Power of Attorney

*              Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-162018) filed with the Commission on September 18, 2009.

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